UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPECTRA ENERGY CORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Headline: Please Vote Your Shares

If you own Spectra Energy stock, you should have received a notice of a Special Meeting of Common Stockholders to be held on Thursday, December 15. The proxy statement includes important information about two proposals related to the proposed transaction with Enbridge Inc.

Please make sure to vote on those proposals prior to the Dec. 15 meeting. It is important to note that if you do not vote your shares, it is considered a “no” vote.

You should have received your statement and voting instructions either as a hard copy or electronically, or both.

The two proposals include:

•	Merger Proposal: to adopt the merger agreement.
•	Advisory Compensation Proposal: to approve, on an advisory (non-binding) basis, certain specified compensation that will or may be paid by Spectra Energy to its named executive officers that is based on or otherwise relates to the merger.

The approval of the merger proposal is required by the merger agreement; however the compensation proposal is not.

The Spectra Energy board of directors recommends voting for both proposals.

For more information about the proposals, please view the proxy statement.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

Spectra Energy has filed a definitive proxy statement/prospectus that has been sent to the stockholders of Spectra Energy. INVESTORS AND STOCKHOLDERS OF SPECTRA ENERGY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SECmIN CONNECTION WITH THE TRANSACTION, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT ENBRIDGE, SPECTRA ENERGY, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Enbridge and Spectra Energy with the SEC, are available free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders can obtain free copies of the proxy statement/prospectus and other documents which are filed with the SEC by Enbridge on Enbridge’s website at www.Enbridge.com or upon written request to Enbridge’s Investor Relations department, 200, 425 First St. SW, Calgary, AB T2P 3L8 or by calling 800.481.2804 within North America and 403.231.5957 from outside North America, and can obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Spectra Energy upon written request to Spectra Energy, Investor Relations, 5400 Westheimer Ct. Houston, TX 77056 or by calling 713.627.4610. You may also read and copy any reports, statements and other information filed by Spectra Energy and Enbridge with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800.732.0330 or visit the SEC’s website for further information on its public reference room.

PARTICIPANTS IN THE SOLICITATION OF PROXIES

Enbridge, Spectra Energy, certain of their respective directors and executive officers and certain other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about Enbridge’s directors and executive officers may be found in its

Management Information Circular dated March 8, 2016 available on its website at www.Enbridge.com and at www.sedar.com. Information about Spectra Energy’s directors, executive officers and other members of management and employees may be found in its 2015 Annual Report on Form 10-K filed with the SEC on February 25, 2016, and definitive proxy statement relating to its 2016 Annual Meeting of Shareholders filed with the SEC on March 16, 2016. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the Transaction is included in the proxy statement/prospectus and other relevant materials filed with the SEC.